    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996
                                                    REGISTRATION NO. 333-05483


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            SEACOR HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                   11200 WESTHEIMER, SUITE 850              13-3542736
 (State or other jurisdiction            HOUSTON, TEXAS 77042              (I.R.S. Employer
 of incorporation or organization)          (713) 782-5990                Identification Number)

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MR. CHARLES FABRIKANT
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SEACOR HOLDINGS, INC.
                   1370 AVENUE OF THE AMERICAS, 25TH FLOOR
                           NEW YORK, NEW YORK 10019
                                (212) 307-6633
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:

    DAVID E. ZELTNER, ESQ.        JOHN T. GAFFNEY, ESQ. CRAVATH,
 WEIL, GOTSHAL & MANGES LLP     SWAINE & MOORE WORLDWIDE PLAZA
      767 FIFTH AVENUE                 825 EIGHTH AVENUE
  NEW YORK, NEW YORK 10153       NEW YORK, NEW YORK 10019-7475
       (212) 310-8000                    (212) 474-1000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The table below sets forth the estimated expenses of the Offering (other than underwriting discounts and commissions):

SEC Registration Fee ...........................  $ 30,286.93
Nasdaq National Market Listing Fee .............    17,500.00
NASD Filing Fee ................................     9,280.00
"Blue Sky" Fees and Expenses ...................    10,000.00
Legal Fees and Expenses ........................   200,000.00
Accounting Fees and Expenses ...................    50,000.00
Printing and Engraving Expenses ................   150,000.00
Transfer Agent and Registrar Fees and Expenses       8,000.00
Miscellaneous Fees and Expenses ................    24,933.07
Total ..........................................  $500,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article Eight of SEACOR's By-laws provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom it may indemnify pursuant to such section.

   Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

   Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

   Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

   Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company's Certificate of Incorporation contains provisions that limit the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. These provisions eliminate personal liability to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a)  Exhibits


1.0      Form of Underwriting Agreement.*

5.1      Legal Opinion of Weil, Gotshal & Manges LLP.

10.0 The Master Agreement, dated as of June 6, 1996, by and among Compagnie Nationale de Navigation, SEACOR Holdings, Inc. and SEACOR Worldwide Inc.*

15.1 Letter from Arthur Andersen LLP regarding use of unaudited interim financial statements.*

23.1     Consent of Arthur Andersen LLP.*

23.2 Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).

23.3     Consent of Coopers & Lybrand L.L.P.*

23.4     Consent of Dudley, Ruland & Chateau P.C.*

24.0     Powers of Attorney.*
- ------------

    * Previously filed.


(b)  Financial Statement Schedules

Report of Independent Public Accountants on Financial Statement Schedule....  S-1
II -- Valuation and Qualifying Accounts for each of the three years ended
 December 31, 1995 .......................................................... S-2

   All schedules, except those set forth above, have been omitted since the information required is included in the financial statements or notes or have been omitted as not applicable or not required.

ITEM 17. UNDERTAKINGS

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

   (i) The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 26, 1996.

                                          SEACOR HOLDINGS, INC.
                                          By: /s/ Randall Blank
                                          -----------------------------------
                                          Randall Blank
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Secretary


   Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


             *                Chairman of the Board of       June 26, 1996
 ---------------------------- Directors, President and
 Charles Fabrikant            Chief Executive Officer

 /s/ Randall Blank            Executive Vice President,      June 26, 1996
 ---------------------------- Chief Financial Officer and
 Randall Blank                Secretary (Principal
                              Financial Officer)

             *                Director                       June 26, 1996
 ----------------------------
 Granville E. Conway

             *                Director                       June 26, 1996
 ----------------------------
 Michael E. Gellert

             *                Director                       June 26, 1996
 ----------------------------
 Robert J. Pierot

             *                Director                       June 26, 1996
 ----------------------------
 Stephen Stamas

             *                Director                       June 26, 1996
 ----------------------------
 Richard M. Fairbanks III

             *                Director                       June 26, 1996
 ----------------------------
 Pierre de Demandolx

             *                Vice President and Treasurer   June 26, 1996
 ---------------------------- (Principal Accounting Officer
 Lenny P. Dantin              and Controller)




* By:   /s/ Randall Blank
     ---------------------
         Attorney-in-fact

                                EXHIBIT INDEX


   EXHIBIT
     NO.                                            DESCRIPTION                                         PAGE NO.
     1.0     Form of Underwriting Agreement.*
     5.1     Legal Opinion of Weil, Gotshal & Manges LLP.
    10.0     The Master Agreement, dated as of June 6, 1996, by and among Compagnie Nationale de Navigation,
             SEACOR Holdings, Inc. and SEACOR Worldwide Inc.*
    15.1     Letter from Arthur Andersen LLP regarding use of unaudited interim financial statements.*
    23.1     Consent of Arthur Andersen LLP.*
    23.2     Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).
    23.3     Consent of Coopers & Lybrand L.L.P.*
    23.4     Consent of Dudley, Ruland & Chateau P.C.*
    24.0     Powers of Attorney.*

- ------------


    * Previously filed.